UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2006

WEYERHAEUSER COMPANY
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	1-4825 (Commission File Number)	91-0470860 (IRS Employer Identification No.)

Federal Way
Washington 98063-9777
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The waiting period under the Hart-Scott-Rodino Improvements Act of 1976 for the proposed transaction with Domtar Inc. has been terminated. The agreements for the proposed transaction were executed as of August 22, 2006 and attached as exhibits to the Form 8-K filed by the Weyerhaeuser Company on August 28, 2006. Consummation of the transactions with Domtar Inc. pursuant to those agreements remains, however, subject to other closing conditions, including the receipt of governmental approvals with respect to or the expiration or termination of any required waiting periods under the Competition Act (Canada) and the Investment Canada Act, the absence of certain legal impediments to the consummation of the transactions, the effectiveness of certain filings with the Securities and Exchange Commission and the Canadian Securities Administrators, approval of the arrangement by shareholders and option holders of Domtar Inc. and by the Superior Court of Québec, the receipt of a favorable ruling from the Internal Revenue Service and the receipt of certain tax opinions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weyerhaeuser Company

By:	/s/ Jeanne M. Hillman
Jeanne M. Hillman
Vice President and Chief Accounting Officer

Date: October 19, 2006